UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K/A

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 7, 2014

SENIOR HOUSING PROPERTIES TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-15319	04-3445278
(Commission File Number)	(IRS Employer Identification No.)

Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts	02458-1634
(Address of Principal Executive Offices)	(Zip Code)

617-796-8350

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

References in this Current Report on Form 8-K/A to “we” or “our” refer to Senior Housing Properties Trust and its consolidated subsidiaries.

Explanatory Note

On May 12, 2014, we filed a Current Report on Form 8-K, or the Original Form 8-K, to report that we had acquired two biotech medical office buildings located in the Seaport District of Boston, Massachusetts with an aggregate of approximately 1.1 million rentable square feet plus underground parking, or collectively, the Property, for a purchase price of approximately $1.125 billion, excluding acquisition related costs.  This Form 8-K amends and supplements the Original Form 8-K to include certain historical financial statements of the Property required by Item 9.01(a) of Form 8-K and pro forma financial information required by Item 9.01(b) of Form 8-K in connection with our acquisition of the Property.

Item 9.01.  Financial Statements and Exhibits.

This Current Report on Form 8-K/A includes (i) the Unaudited Statements of Revenues and Certain Operating Expenses of the Property for the period ended December 31, 2013 and the three months ended March 31, 2014, pursuant to the requirements of Rule 3-14 of Regulation S-X and (ii) unaudited pro forma financial data for Senior Housing Properties Trust which give effect to the acquisition of the Property and the financing we undertook for this acquisition, as if those transactions all occurred on December 17, 2013, the date the seller and tenant commenced the leases and the tenant occupied this newly constructed Property.

This historical and pro forma financial information is not necessarily indicative of the expected financial position or results of our operations for any future period.  Differences could result from numerous factors, including future changes in our portfolio of investments, changes in interest rates, changes in our capital structure, changes in property level operating expenses, changes in property level revenues, including rents expected to be received on our existing leases or leases we may enter into during and after 2014, and for other reasons. Consequently, actual future results are likely to be different than amounts presented in the unaudited pro forma consolidated financial statements and such differences could be significant.

Neither we nor our affiliates are related to the seller of the Property. The historical financial statements listed in Item 9.01(a) present the results of operations of the Property during periods prior to its acquisition by us and exclude, as permitted by Rule 3-14 of Regulation S-X, items of revenue and expense which we expect may not be comparable to our expected future operation.  In deciding to purchase the Property, we considered its revenue sources, including those that have been affected, and are expected to be affected in the future, by factors including, but not limited to, demand, supply and competitive factors present in the local and national markets for properties leased to medical providers, medical related businesses, clinics and biotech laboratory tenants and the ability of the principal tenant of the property to make payments when due. We also considered the Property’s expenses including, but not limited to, utility costs, tax rates and other expenses, and the portion of such expenses which may be recovered from the tenant. Changes in these factors or other factors described in the notes to the pro forma data provided below will cause future operating results to differ from the historical and pro forma operating results presented, but at this time we do not know and cannot accurately predict what those changes and their financial consequences will be; however, after reasonable inquiry, we are not currently aware of any other material factors relating to the Property that would cause the financial information reported herein not to be indicative of future operating results.

(a)  Financial Statements of Business Acquired.

Unaudited Statement of Revenues and Certain Operating Expenses for the Period Ended December 31, 2013 and the Three Months Ended March 31, 2014	F-1
Notes to Statement of Revenues and Certain Operating Expenses	F-2

(b)  Pro Forma Financial Information.

Unaudited Pro Forma Condensed Consolidated Financial Statements of Senior Housing Properties Trust
Introduction to Unaudited Pro Forma Condensed Consolidated Financial Statements	F-4
Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2014	F-5
Unaudited Pro Forma Consolidated Statements of Income for the Year Ended December 31, 2013 and the Three Months Ended March 31, 2014	F-6
Notes to Unaudited Pro Forma Consolidated Financial Statements	F-8

Fifty Northern Avenue and Eleven Fan Pier Boulevard

Statement of Revenues and Certain Operating Expenses

(unaudited)

	For the three months ended	For the period ended
	3/31/14	12/31/2013 (1)
Revenues:
Rental income	$17,174,184	$3,011,694
Reimbursement from tenant and other income	1,174,935	525,248
Parking income	735,388	94,528
	19,084,507	3,631,470
Certain Operating Expenses:
Real estate taxes	2,581,727	424,394
Property operating expenses	572,016	187,552
	3,153,743	611,946

Revenue in excess of certain operating expenses	$15,930,764	$3,019,524

(1)         Period represents the 15 days from lease commencement on December 17, 2013 to December 31, 2013.

See accompanying notes

Fifty Northern Avenue and Eleven Fan Pier Boulevard

Notes to Statement of Revenues and Certain Operating Expenses (unaudited)

Three month period ended March 31, 2014 and period ended December 31, 2013

1.                                      General Information and Summary of Significant Accounting Policies

Prior to May 7, 2014, Fifty Northern Avenue LLC and Eleven Fan Pier Boulevard LLC, Delaware limited liability companies, or collectively, the Seller, owned and operated two newly constructed biotech laboratory and office buildings located in the Seaport District of Boston, Massachusetts, or collectively, the Property.  The lease of the Property commenced on December 17, 2013.  On May 7, 2014, Senior Housing Properties Trust, or SNH, acquired the Property from the Seller for a purchase price of $1,125,420,000, excluding acquisition related costs, and assumed management, lessor and ownership responsibilities.

The accompanying statements of revenues and certain operating expenses have been prepared in accordance with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission.  Accordingly, the statements are not representative of the actual operations for the periods presented as certain historical expenses that we expect may not be comparable to the expenses expected to be incurred in the future have been excluded.  Excluded expenses consist of depreciation and amortization, interest expense and other costs not directly related to the future operations of the Property.

Use of Estimates - Preparation of this financial statement in conformity with U.S. generally accepted accounting principles requires the Seller’s management to make estimates and assumptions that may affect the amounts reported in this financial statement and accompanying notes.  Actual results could differ from these estimates.

Rental Revenues — The two tenant leases are accounted for as operating leases.  Rental income is recognized on a straight-line basis over the terms of the leases.  Straight-line rent adjustments included in the statement of revenues and certain operating expenses totaled $224,691 for the period ended December 31, 2013 (15 days) and $1,348,144 for the three months ended March 31, 2014.

Reimbursements from Tenants and other income - Reimbursements from tenants of operating expenses and real estate taxes are recognized when they become billable to the tenants, generally in the period the applicable expenses are incurred. The reimbursements are recognized and presented for their full amount, as the Property owner is generally the primary obligor with respect to such expenses. Other income is derived from services provided to the tenants and is recognized when the related services are provided.

2.                                      Leases

The Seller entered into two operating leases at the Property as lessor that commenced on December 17, 2013. The lessor’s position in these leases was assumed by SNH when the Property was acquired on May 7, 2014. Minimum future rent due under the leases in effect at December 31, 2013, is summarized as follows:

Year	Minimum Rent

2014	$67,206,163
2015	67,206,163
2016	67,206,163
2017	67,206,163
2018	67,206,163
Thereafter	754,681,891
$1,090,712,706

The leases expire on December 17, 2028, are non-cancelable during the term and include an option exercisable by the tenants to extend for an additional ten years at the then fair market rent.  The leases generally provide for operating expense and real estate tax escalations, which are excluded from the minimum future rent amounts above.

As of December 31, 2013 and March 31, 2014, both leases had the same tenant; as such, this tenant provided 100% of the rental income relating to the Property.

SENIOR HOUSING PROPERTIES TRUST

Introduction to Unaudited Pro Forma Consolidated Financial Statements

The following unaudited pro forma condensed consolidated balance sheet as of March 31, 2014 reflects the financial position of Senior Housing Properties Trust, or we, us or our, as if the acquisition and related financing described in the notes to the unaudited pro forma condensed consolidated balance sheet were completed on March 31, 2014. The unaudited pro forma statements of income for three months ended March 31, 2014, and the year ended December 31, 2013, present the results of our operations as if the transactions described in the notes to the unaudited pro forma consolidated statement of income were completed on the commencement date of the leases, or December 17, 2013, the same date the tenant occupied this newly constructed Property. These unaudited pro forma consolidated financial statements should be read together with our financial statements for the year ended December 31, 2013 and the notes thereto included in our Annual Report on Form 10-K filed on March 3, 2014 and our Quarterly Report on Form 10-Q filed on May 2, 2014 with the Securities and Exchange Commission, or the SEC, and the Statements of Revenues and Certain Operating Expenses of Fifty Northern Avenue and Eleven Fan Pier Boulevard included in Item 9.01(a) of this Current Report on Form 8-K.

These unaudited pro forma consolidated financial statements are provided for informational purposes only. Our results of operations may be significantly different than what is presented in these unaudited pro forma consolidated financial statements. In the opinion of management, all adjustments necessary to reflect in all material respects the effects of the transactions described in the notes to these unaudited pro forma consolidated financial statements have been included.

The allocation of the purchase price of the property acquisition described in the notes to the unaudited pro forma consolidated financial statements and reflected in the unaudited pro forma consolidated financial statements is based upon preliminary estimates of the fair values of assets acquired and liabilities assumed. Consequently, amounts preliminarily allocated to these assets acquired and liabilities assumed could change significantly from those reflected in the unaudited pro forma consolidated financial statements.

These unaudited pro forma consolidated financial statements are not necessarily indicative of what our results of operations would have been for the periods shown or will be for any future period. Differences could result from numerous factors, including future changes in our portfolio of investments, changes in interest rates, changes in our capital structure, changes in property level operating expenses, changes in property level revenues, including rents expected to be received pursuant to our existing leases or leases we may enter into during and after 2014, and for other reasons. Consequently, actual future results are likely to be different than amounts presented in the unaudited pro forma consolidated financial statements and such differences may be significant.

SENIOR HOUSING PROPERTIES TRUST

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of March 31, 2014

(amounts in thousands)

	Historical (A)	Significant Acquisition (B)	Pro Forma Financing (C)	Pro Forma
ASSETS
Real estate properties	$5,283,335	$997,005	$—	$6,280,340
Less accumulated depreciation	873,157	—	—	873,157
	4,410,178	997,005	—	5,407,183
Cash and cash equivalents	32,967	(1,124,031)	1,178,318	87,254
Restricted cash	10,502	—	—	10,502
Acquired real estate leases and other intangible assets, net	96,469	245,511	—	341,980
Other assets	228,552	—	—	228,552
Total assets	$4,778,668	$118,485	$1,178,318	$6,075,471

LIABILITIES AND SHAREHOLDERS’ EQUITY
Unsecured revolving credit facility	$145,000	$—	$(145,000)	$—
Unsecured term loan	—	—	350,000	350,000
Senior unsecured notes, net of discount	1,093,658	—	650,000	1,743,658
Secured debt and capital leases	695,668	—	—	695,668
Assumed real estate lease obligations, net	11,773	118,485	—	130,258
Other liabilities	91,851	—	—	91,851
Shareholders’ equity	2,740,718	—	323,318	3,064,036
Total liabilities and shareholders’ equity	$4,778,668	$118,485	$1,178,318	$6,075,471

See accompanying notes to unaudited pro forma condensed consolidated financial statements

SENIOR HOUSING PROPERTIES TRUST

Unaudited Pro Forma Consolidated Statement of Income

For the Year Ended December 31, 2013

(amounts in thousands, except per share data)

	Historical (A)	Significant Acquisition (D)	Pro Forma Financing (E)	Pro Forma Adjustments		Pro Forma
Revenues:
Rental income	$459,380	$3,288	$—	$333	(F)	$463,001
Residents fees and services	302,058	—	—	—		302,058
Total revenues	761,438	3,288	—	333		765,059
Expenses:
Property operating expenses	299,878	244	—	—		300,122
Depreciation and amortization	153,026	—	—	1,847	(G)	154,873
General and administrative	32,657	—	—	231	(H)	32,888
Acquisition related costs	3,378	—	—	—		3,378
Impairment of assets	7,989	—	—	—		7,989
Total expenses	496,928	244	—	2,078		499,250

Operating income	264,510	3,044	—	(1,745)		265,809
Interest and other income	711	—	—	—		711
Interest expense	(117,819)	—	(1,281)	45	(I)	(119,055)
Loss on early extinguishment of debt	(797)	—	—	—		(797)
Income (loss) from continuing operations before income tax expense and equity in earnings of an investee	146,605	3,044	(1,281)	(1,700)		146,668
Income tax expense	(600)	—	—	—		(600)
Equity in earnings of an investee	334	—	—	—		334
Income (loss) from continuing operations	$146,339	$3,044	$(1,281)	$(1,700)		$146,402

Weighted average shares outstanding	187,251			638	(J)	187,889

Income from continuing operations per share	$0.78					$0.78

See accompanying notes to unaudited pro forma condensed consolidated financial statements

SENIOR HOUSING PROPERTIES TRUST

Unaudited Pro Forma Consolidated Statement of Income

For the Three Months Ended March 31, 2014

(amounts in thousands, except per share data)

	Historical (A)	Significant Acquisition (K)	Pro Forma Financing (L)	Pro Forma Adjustments		Pro Forma
Revenues:
Rental income	$112,055	$20,000	$—	$2,027	(M)	$134,082
Residents fees and services	79,442	—	—	—		79,442
Total revenues	191,497	20,000	—	—		211,497
Expenses:
Property operating expenses	77,802	1,485	—	—		79,287
Depreciation and amortization	38,355	—	—	11,234	(N)	49,589
General and administrative	8,290	—	—	1,407	(O)	9,697
Acquisition related costs	122	—	—	—		122
Total expenses	124,569	1,485	—	12,641		138,695

Operating income	66,928	18,515	—	(12,641)		72,802
Interest and other income	105	—	—	—		105
Interest expense	(28,900)	—	(7,794)	425	(P)	(36,269)
Income (loss) from continuing operations before income tax expense and equity in earnings of an investee	38,133	18,515	(7,794)	(12,216)		36,639
Income tax expense	(191)	—	—	—		(191)
Equity in earnings of an investee	(97)	—	—	—		(97)
Income (loss) from continuing operations	$37,845	$18,515	$(7,794)	$(12,216)		$36,351

Weighted average shares outstanding	188,176			15,525	(Q)	203,701

Income from continuing operations per share	$0.21					$0.18

See accompanying notes to unaudited pro forma condensed consolidated financial statements

SENIOR HOUSING PROPERTIES TRUST

Notes to Unaudited Pro Forma Consolidated Financial Statements

(Amounts in thousands, except percentage amounts)

Basis of Presentation

(A)                               The historical unaudited pro forma consolidated financial statements include our accounts and the accounts of our consolidated subsidiaries. All intercompany transactions and balances have been eliminated.

Unaudited Pro Forma Condensed Consolidated Balance Sheet Adjustments

(B)                               Represents the adjustment to assets and liabilities related to two biotech medical office buildings in the Seaport District of Boston, Massachusetts, or the Property, we acquired in May 2014 for a purchase price of $1,125,420, excluding acquisition costs. Pro forma adjustments are based upon preliminary purchase price allocations and are subject to change.

(C)                               Represents the adjustments related to (i) our April 2014 issuance of $400,000 of 3.25% senior unsecured notes due 2019 and $250,000 of 4.75% senior unsecured notes due 2024, (ii) our May 2014 unsecured term loan borrowing of $350,000 at LIBOR plus 140 basis points due 2020 and (iii) our April 2014 issuance of 15,525 common shares raising net proceeds of approximately $323,318 after underwriting discounts but before expenses.

Unaudited Pro Forma Consolidated Statements of Income Adjustments for the year ended December 31, 2013

(D)                               Represents the impact on revenues and operating expenses for the period of December 17, 2013 to December 31, 2013 of the historical results related to our acquisition of this newly constructed Property, which are included in Item 9.01(a) of this Current Report on Form 8-K pursuant to Rule 3-14 of Regulation S-X. Pro forma adjustments are based upon historical results and the terms of executed leases in place at the time of acquisition. Property operating expenses includes contractual obligations under our property management agreement with Reit Management & Research LLC, or RMR.

(E)                                Represents the impact from the date of inception of the leases of the cost of financing of our acquisition of the Property described in Note (B) with the April 2014 issuance of $400,000 of 3.25% senior unsecured notes due 2019 and $250,000 of 4.75% senior unsecured notes due 2024. Adjustment also includes the May 2014 term loan borrowing of $350,000 at LIBOR plus 140 basis points due 2020.

(F)                                 Represents the impact from the date of inception of the leases of non-cash amortization of the below market leases related to our acquisition of the Property described in Note (B). We amortize capitalized acquired above and below market lease values as a reduction or an increase, respectively, to rental income over the remaining terms of the leases.

(G)                           Represents the impact from the date of inception of the leases on depreciation and amortization expense for the year ended December 31, 2013 related to our acquisition of the Property described in Note (B). We depreciate our real estate investments on a straight line basis over estimated useful lives ranging up to 40 years. We amortize the value of capitalized acquired in place leases, exclusive of the value of acquired above market and below market lease values, on a straight line basis over the terms of the associated leases. The components of the depreciation and amortization adjustment are as follows:

Pro Forma Adjustment
Non cash, depreciation adjustment	$1,156
Non cash, amortization of in place leases	690
$1,847

(H)                              Represents the impact from the date of inception of the leases on general and administrative expenses related to our acquisition of the Property described in Note (B). General and administrative expense adjustments are based on our contractual obligation under our business management agreement with RMR.

SENIOR HOUSING PROPERTIES TRUST

Notes to Unaudited Pro Forma Consolidated Financial Statements

(Amounts in thousands, except percentage amounts)

(I)                                   Represents the adjustment to reverse interest expense incurred from the date of inception of the leases assuming a portion of those proceeds from the financing activities described in Note (E) had been used on December 17, 2013 to fully repay outstanding borrowings under our revolving credit facility.

(J)                                   In April 2014, we issued 15,525 of our common shares in an underwritten public offering, raising net proceeds of $323,318 after underwriting discounts but before expenses. We used the net proceeds from this offering to fund in part our acquisition of the Property described in Note (B) and for general business purposes. The adjustment shows the impact on our weighted average shares outstanding at December 31, 2013 as if we had issued these shares on December 17, 2013.

Unaudited Pro Forma Consolidated Statements of Income Adjustments for the three months ended March 31, 2014

(K)                              Represents the impact on revenues and operating expenses for the three months ended March 31, 2014 of the historical results related to our acquisition of the Property, which are included in Item 9.01(a) of this Current Report on Form 8-K pursuant to Rule 3-14 of Regulation S-X. Pro forma adjustments are based upon historical results and the terms of executed leases in place at the time of acquisition. Property operating expenses includes contractual obligations under our property management agreement with RMR.

(L)                                Represents the full quarter impact of the cost of financing of our acquisition of the Property described in Note (B) with the April 2014 issuance of $400,000 of 3.25% senior unsecured notes due 2019 and $250,000 of 4.75% senior unsecured notes due 2024. Adjustment also includes the May 2014 term loan borrowing of $350,000 at LIBOR plus 140 basis points due 2020.

(M)                            Represents the full quarter impact of non-cash amortization of the below market lease related to our acquisition of the Property described in Note (B). We amortize capitalized acquired above and below market lease values as a reduction or an increase, respectively, to rental income over the remaining terms of the leases.

(N)                               Represents the full quarter impact on depreciation and amortization expense for the three months ended March 31, 2014 related to our acquisition of the Property described in Note (B). We depreciate our real estate investments on a straight line basis over estimated useful lives ranging up to 40 years. We amortize the value of capitalized acquired in place leases, exclusive of the value of acquired above market and below market lease values, on a straight line basis over the terms of the associated leases. The components of the depreciation and amortization adjustment are as follows:

Pro Forma Adjustment
Non cash, depreciation adjustment	$7,034
Non cash, amortization of in place leases	4,200
$11,234

(O)                               Represents the full quarter impact on general and administrative expenses related to our acquisition of the Property described in Note (B). General and administrative expense adjustments are based on our contractual obligation under our business management agreement with RMR, assuming this obligation is based upon the historical cost of assets.

(P)                                 Represents the adjustment to reverse interest expense incurred for the three months ended March 31, 2014 assuming a portion of those proceeds from the financing activities described in Note (L) had been used on December 17, 2013 to fully repay outstanding borrowings under our revolving credit facility.

(Q)                               In April 2014, we issued 15,525 of our common shares in an underwritten public offering, raising net proceeds of $323,318 after underwriting discounts but before expenses. We used the net proceeds from this offering to fund in part our acquisition of the Property described in Note (B) and for general business purposes. The adjustment shows the impact on our weighted average shares outstanding at March 31, 2014 as if we had issued these shares on December 17, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

	By:	/s/ Richard A. Doyle
	Name:	Richard A. Doyle
	Title:	Treasurer and Chief Financial Officer

Date: July 22, 2014